Exhibit 99.1

PRESS RELEASE

NEI / 25 Dan Road Canton, MA / 02021-2817 / telephone: 781 332 1000 / fax: 781 770 2000 www.nei.com

NEI ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH FISCAL QUARTER 2009

Q4 Results Meet or Exceed Guidance

2009 Design Wins Create Optimism for FY2010

CANTON, MA, November 5, 2009 — NEI (NASDAQ: NENG), a leading provider of application platforms, appliances and support services for software developers, OEMs and service providers worldwide, today reported financial results for its fourth fiscal quarter and full-year period ended September 30, 2009.

Fourth Quarter Financial Performance

•                  Net revenues of $40.7 million, more than $2 million above the top-end of the guidance of $33 to $38 million and an increase of 22 percent sequentially compared to the $33.3 million reported in the third fiscal quarter. The Q4 revenue represented a decrease of less than 1 percent compared to the $40.9 million reported for the fourth quarter last year. The slight year-over-year decrease in net revenues for the fourth fiscal quarter of 2009 was primarily due to the impact of the economic slowdown on certain of the Company’s customers, offsetting revenue from new customers.

•                  Gross profit was 15.0 percent of net revenues, at the top end of guidance of 13.5 percent to 15.0 percent and compared to 14.8 percent in the fourth fiscal quarter of 2008 and 15.1 percent in the third fiscal quarter of 2009.

•                  Operating expenses were $6.9 million, including $276,000 of stock-based compensation expense, $439,000 of amortization expense and a $393,000 charge related to the settlement of an acquisition dispute, within guidance of between $6.4 million to $6.9 million. Operating expenses compared to $15.8 million in the year-ago quarter, which included a goodwill impairment charge of $8.7 million and restructuring charges of $444,000.

•                  Net loss on a GAAP basis was $(819,000), or $(0.02) per share, which included $313,000 of stock-based compensation expense, $439,000 of amortization expense and a $393,000 charge related to the settlement of an acquisition dispute. The results were better than guidance of a net loss of $(900,000) to $(1.5) million. The net loss on a GAAP basis compared to net loss on a GAAP basis of $(9.7) million, or $(0.22) per share, in the fourth fiscal quarter of 2008, inclusive of the goodwill impairment and restructuring charges.

•                  Non-GAAP net income, which excludes stock-based compensation, amortization expenses and the charge related to the settlement of an acquisition dispute was $326,000 or $0.01 per share, much better than the guidance of a non-GAAP net loss of $(150,000) to $(750,000). The non-GAAP net income compares sequentially to a non-GAAP net loss of $(485,000) in the third quarter and compared to non-GAAP net income of $299,000, or $0.01 per share, in the fourth fiscal quarter of 2008.

•                  The Company ended the quarter with approximately $21.0 million in cash and cash equivalents. Subsequent to the end of the quarter, and not included in the $21.0 million, the Company settled on and received approximately $3.6 million of its $4.0 million claim regarding the disputed merger consideration. The difference of $393,000 has been recorded as a non-recurring charge for “settlement of acquisition dispute” in the fourth fiscal quarter.

Greg Shortell, President and Chief Executive Officer of NEI, commented, “Once again, NEI met or exceeded guidance and this was a strong quarter for us. We expect the large design win announced last quarter to begin to ramp in the March 2010 quarter and to add more than $10 million per quarter in incremental revenue once fully ramped. In our fiscal 2009, we successfully navigated through a remarkably challenging economy and tough selling environment, and took important steps to maintain the strength of our balance sheet, manage expenses and capture market share. We believe that NEI enters our 2010 fiscal year well-positioned to build upon our success.”

During this quarter NEI added 13 new design wins, for a total of 37 during the second half of the fiscal year compared to 26 design wins in the first half.  For all of fiscal 2009, NEI had 63 design wins compared to 44 achieved during fiscal 2008. The 2009 design wins included 33 new customers, of which 13 of the wins were for run-rate business and 20 wins were for new products.  The balance of the design wins were with existing customers and included seven wins for run-rate products and 23 wins for new products.  NEI had two customers that comprised more than 10 percent of net revenues for the fourth fiscal quarter. EMC comprised 33 percent of total revenues during the quarter, compared to 36 percent in the year ago quarter and Tektronix comprised 16 percent of net revenues during the quarter and in the year ago quarter.

For the full year ended September 30, 2009, net revenue was $148.7 million compared to $197.5 million for the 2008 fiscal year, a decrease of 25 percent, reflecting the economy’s impact on NEI’s customers. Gross profit was $22.5 million, or 15.1 percent gross margin, compared to $32.3 million, or 16.4 percent gross margin, last year. Total operating expenses were $25.8 million, a decrease of 37 percent from the $41.1 million last year. On a GAAP basis, the Company reported a net loss of $(3.2) million, or $(0.07) per share, compared to a net loss of $(8.5) million (including the $8.7 million write down for impaired goodwill and $444,000 of restructuring charges), or $(0.19) per share last year. The Company’s non-GAAP net income, which excludes stock-based compensation, amortization expenses, goodwill impairment, restructuring charges and the charge related to the settlement of an acquisition dispute, was $263,000 compared to non-GAAP net income of $4.5 million last year.

Mr. Shortell continued, “During 2009 we accomplished a number of our key objectives, including acceleration of our pace of design wins and pursuing new large, run-rate business opportunities. Our success in doing this will enable us to grow revenues and more effectively leverage our existing infrastructure; both of which are critical to support our ultimate objective, which is to move the company back to profitability. We demonstrated our ability to successfully compete for business, including pricing our offerings aggressively when necessary, in order to capture market share from entrenched competitors and that the combination of our strong balance sheet, established reference customers and proven engineering expertise has further differentiated us from our competitors. Now, we believe profitability is an achievable goal for the full-year of fiscal 2010.”

As part of the Company’s stock repurchase program, the Company purchased approximately 298,000 shares for a total of $267,000 in the fourth fiscal quarter.  Since June 2008, when the stock repurchase plan was initially implemented permitting the repurchase of up to $5 million of its common stock, the Company has cumulatively repurchased a total of 2.4 million shares for approximately $2.0 million through September 30, 2009.

Business Outlook

NEI currently anticipates the following results for its fiscal first quarter ending December 31, 2009, based on current forecasts from certain partners and historical trends.

•                  Net revenues in the range of $39 million to $44 million.

•                  Gross profit in the range of 13.5 percent to 15 percent of net revenues.

•                  Operating expenses between $6.2 million and $6.7 million, including an estimated $272,000 of stock-based compensation expense and an estimated amortization expense of $389,000.

•                  Net income (loss) on a GAAP basis in the range of $(600,000) to breakeven.

•                  Net income on a non-GAAP basis in the range of $100,000 to $700,000.

“We are continuing our practice of providing guidance one quarter at a time based on current customer forecasts,” stated Doug Bryant, Chief Financial Officer. “The visibility in our customers’ forecasts remains limited. Our quarterly guidance does not include a meaningful contribution from the Dell DC powered server design win or the large design win that we previously announced as booked during the fiscal fourth quarter which should begin to impact our financials in our second fiscal quarter of 2010.  Our goal is to be profitable for our fiscal 2010, as we expect to leverage our existing operating infrastructure to offset lower gross margins related to aggressive pricing on higher volume opportunities.”

Conference Call Details

In conjunction with this announcement, NEI management will conduct a conference call at 10 a.m. (ET) to discuss the Company’s operating performance and financial outlook. The conference call will be available live via the Internet by accessing the NEI web site at www.nei.com, on the investor relations page. Please go to the web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-407-9039 or 1-201-689-8470. For those who cannot access the live broadcast, a replay will be available by dialing 1-877-660-6853 or 1-201-612-7415, entering account number 3055 and entering the passcode “335535” from three hours after the end of the call until 12 p.m. (ET) on November 12, 2009. The replay will also be available at the NEI web site.

Important Information about Non-GAAP References

References by NEI (the “Company”) to non-GAAP net income or loss and non-GAAP per share information refer to net income or loss or per share information excluding stock-based compensation expense, amortization expense, goodwill impairment, restructuring charges and the charge related to the settlement of an acquisition dispute. GAAP requires that these expenses and charges be included in determining net income or loss and per share information. The Company’s management uses non-GAAP operating expenses, and associated non-GAAP net income or loss (which is the basis for non-GAAP per share information) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of its operating results for a number of reasons.

First, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates grants and measures them at the corporate level. Second, management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company’s functional organizations since they are episodic in nature and unrelated to its core operating metrics. In addition, the Company’s management excludes the financial statement effect of these items in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP per share information affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.

The Company believes these non-GAAP measures will aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net income or loss should be construed neither as an alternative to GAAP net income or loss or per share information as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with the Company’s reported GAAP results.

About NEI

NEI is a leading provider of application platforms, appliances and support services for software developers, OEMs and service providers worldwide. Through its comprehensive suite of services that include solution design, integration control, support and other value-added service capabilities, NEI enables customers to more effectively deploy, manage, service and support their solutions. Founded in 1997, NEI is headquartered in Canton, Massachusetts and trades on the NASDAQ exchange under the symbol NENG. For more information about NEI’s products and services, visit www.nei.com.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the Company’s future financial performance, including statements regarding future net revenues, gross profits, operating expenses including stock-based compensation expenses, amortization expense, net income (loss), additional run-rate business from existing customers, profitability and any other statements about the Company’s management’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company’s most recent Annual Report on Form 10-K for the year ended September 30, 2008 and the most recent Form 10-Q for the quarter ended June 30, 2009 under the section “Risk Factors” as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. The Company assumes no obligations to update the information included in this press release.

NEI

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Net revenues	$40,697	$40,935	$148,722	$197,495
Cost of revenues	34,589	34,881	126,201	165,152

Gross profit	6,108	6,054	22,521	32,343

Operating expenses:
Research and development	1,606	1,820	6,345	8,643
Selling and marketing	1,973	2,273	8,213	11,099
General and administrative	2,516	2,091	9,088	10,310
Amortization of intangible asset	439	485	1,756	1,891
Settlement of acquisition dispute	393	—	393	—
Restructuring charges	—	444	—	444
Impairment of goodwill	—	8,669	—	8,669

Total operating expenses	6,927	15,782	25,795	41,056

Loss from operations	(819)	(9,728)	(3,274)	(8,713)
Interest and other income, net	—	60	76	436

Loss before income taxes	$(819)	$(9,668)	$(3,198)	$(8,277)
Provision for income taxes	—	67	—	200

Net loss	$(819)	$(9,735)	$(3,198)	$(8,477)

Net loss per share - basic and diluted	$(0.02)	$(0.22)	$(0.07)	$(0.19)

Shares used in computing basic net loss per share	42,198	43,672	42,817	43,856
Shares used in computing diluted net loss per share	42,198	43,672	42,817	43,856

The amounts in the table above include employee stock-based compensation as follows (in thousands):

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Cost of revenues	$37	$42	$146	$183
Research and development	46	152	246	725
Selling and marketing	77	70	290	323
General and administrative	153	172	630	715

	$313	$436	$1,312	$1,946

NEI

Non-GAAP Financial Measures and Reconciliations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

GAAP net loss	$(819)	$(9,735)	$(3,198)	$(8,477)
Amortization of intangible asset	439	485	1,756	1,891
Settlement of acquisition dispute	393	—	393	—
Restructuring charges	—	444	—	444
Impairment of goodwill	—	8,669	—	8,669
Stock-based compensation	313	436	1,312	1,946

Non-GAAP net income	$326	$299	$263	$4,473

GAAP basic and diluted net loss per share	$(0.02)	$(0.22)	$(0.07)	$(0.19)
Amortization of intangible asset	0.01	0.01	0.04	0.04
Settlement of acquisition dispute	0.01	—	0.01	—
Restructuring charges	—	0.01	—	0.01
Impairment of goodwill	—	0.20	—	0.20
Stock-based compensation	0.01	0.01	0.03	0.04

Non-GAAP basic and diluted net income per share	$0.01	$0.01	$0.01	$0.10

Shares used in computing GAAP and non-GAAP basic net income (loss) per share	42,198	43,672	42,817	43,856

Shares used in computing GAAP diluted net loss per share	42,198	43,672	42,817	43,856

Shares used in computing non-GAAP diluted net income per share	42,819	43,842	42,929	44,173

NEI

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	September 30,
	2009	2008
ASSETS

Current assets:

Cash and cash equivalents	$21,039	$10,003
Restricted cash	—	47
Accounts receivable, net	27,479	26,403
Refundable acquisition consideration	3,629	—
Income tax receivable	17	2,585
Inventories	13,078	21,380
Prepaid expenses and other current assets	1,504	2,009

Total current assets	66,746	62,427

Property and equipment, net	1,622	1,549
Intangible asset	8,128	9,884
Contingently returnable acquisition consideration	—	4,022
Other assets	174	183
Total assets	$76,670	$78,065

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$14,200	$11,745
Accrued liabilities	4,150	4,549
Deferred revenue	4,233	5,173

Total current liabilities	22,583	21,467

Deferred revenue	2,517	2,246

Total liabilities	25,100	23,713

Stockholders’ equity:
Common stock	471	468
Treasury stock	(4,842)	(3,772)
Additional paid-in capital	196,711	195,228
Accumulated deficit	(140,770)	(137,572)

Total stockholders’ equity	51,570	54,352

Total liabilities and stockholders’ equity	$76,670	$78,065

NEI

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Cash flows from operating activities:
Net loss	$(819)	$(9,735)	$(3,198)	$(8,477)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	670	813	2,667	3,311
Stock-based compensation	313	436	1,312	1,946
Goodwill impairment charge	—	8,669	—	8,669
Other adjustments	333	54	498	127
Changes in operating assets and liabilities, net of effects of acquisition:	1,168	(1,326)	11,611	(4,329)

Net cash provided by (used in) operating activities	1,665	(1,089)	12,890	1,247

Net cash used in investing activities	(85)	(357)	(938)	(34,986)
Net cash used in financing activities	(261)	(764)	(916)	(636)
Effect of exchange rate differences on cash	—	—	—	(25)
Net (decrease) increase in cash and cash equivalents	1,319	(2,210)	11,036	(34,400)
Cash and cash equivalents, beginning of period	19,720	12,213	10,003	44,403
Cash and cash equivalents, end of period	$21,039	$10,003	$21,039	$10,003

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